EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

BigBear.ai Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, reserved for issuance pursuant to the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan	Other(2)	132,000,000(3)	$8.24	$1,087,680,000	0.0000927	$100,827.94
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, reserved for issuance pursuant to the BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan	Other(2)	20,000,000(4)	$8.24	$164,800,000	0.0000927	$15,276.96
Fees Previously Paid								—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$116,104.90
	Total Fees Previously Paid
	Total Fee Offsets							—
	Net Fee Due							$116,104.90

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $8.24, the average of the high and low price of the registrant’s common stock on March 31, 2022, as reported on the New York Stock Exchange.

(3)

Represents shares of common stock issuable pursuant to the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”) being registered herein, which shares consist of shares of common stock reserved and available for delivery with respect to awards under the Plan, shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(4)

Represents shares of common stock issuable pursuant to the BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) being registered herein, which shares consist of shares of common stock reserved and available for delivery with respect to awards under the ESPP, shares of common stock that may again become available for delivery with respect to awards under the ESPP pursuant to the share counting, share recycling and other terms and conditions of the ESPP.